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                                                                    EXHIBIT 21.0


                             BUSINESS OBJECTS S.A.

                          SUBSIDIARIES OF THE COMPANY


     NAME                                          JURISDICTION OF INCORPORATION

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     Business Objects Australia Pty Ltd            Australia

     Business Objects BeLux S.A./N.V.              Belgium

     Business Objects Canada Inc.                  Canada

     Business Objects Deutschland GmbH             Germany

     Business Objects Italia S.p.A.                Italy

     Business Objects Nihon B.V.                   Netherlands

     Business Objects Nederland B.V.               Netherlands

     Business Objects Asia Pacific Pte Ltd         Singapore

     Business Objects Espana S.L.                  Spain

     Business Objects Nordic AB                    Sweden

     Business Objects Switzerland SA/AG            Switzerland

     Business Objects (U.K.), Ltd                  United Kingdom

     Business Objects of Americas                  Delaware, United States

     Business Objects Holding BV                   Netherlands